Exhibit 99.1

Digital Identity and Biometric Access Management Provider BIO-key Reports Q3 Results;

Highlights Enhanced Post Quarter Balance Sheet to Support 2026 Growth Goals;

Holds Investor Call 10am ET Today

Holmdel, NJ – November 14, 2025 – BIO-key® International, Inc. (Nasdaq: BKYI), a global leader in Identity and Access Management (IAM) and biometric authentication technologies, announced results for its third quarter (Q3’25) and nine months (9M’25) ended September 30, 2025. BIO-key is hosting an investor call today at 10:00am ET (details below).

Recent Highlights

●	Launched its next-generation EcoID III USB fingerprint scanner, delivering FBI FAP 20 certification, enhanced security, liveness detection and encrypted device-to-host communication.
●	Partnered with IT2Trust, one of Scandinavia’s most established IT security and networking solutions providers to increase its access to key accounts across Denmark, Finland, Norway and Sweden.
●	Showcased Solutions at Premier Tech and Cybersecurity Events in Europe, the Middle East and Africa, including Dubai, Spain and South Africa.
●	Secured a significant new deployment, including advanced biometrics and multi-factor authentication technologies for a Middle East defense sector organization.
●

Shipped/recorded $134,000 of additional hardware and license orders in Q4’25 to a foreign defense ministry to secure biometric access to critical information, after $600k in follow-on orders recorded in Q2’25. BIO-key expects additional opportunities as this long-time customer expands its deployment of BIO-key’s solutions.

●

Raised $3.1M in gross proceeds, before fees and related expenses, from a warrant exercise agreement with an existing institutional investor on October 27, 2025. Net cash proceeds and shares issued in the transaction are not reflected in the Q3’25 financial statements.

BIO-key CEO, Mike DePasquale commented, “We had particular strength in the year-ago quarter which made for tough Q3 comparison this year. We reported total revenues of $1.55M in Q3’25, compared to $2.14M a year ago. Q3’24 benefitted from two large orders one from a long-time banking customer, which was more of a catch-up for the repaid expansion of their deployment, and one from a long-time defense industry customer. In aggregate, revenue from these two customers was approximately $665,000 higher in Q3 last year, resulting in the year-over year revenue variance. Another $134,000 order was received from the defense industry customer in October.

“Additionally, though we have moved much of our business to an annually recurring Software as a Service (SaaS) model, we typically recognize approximately 80% of software license fee revenue in the quarter it is deployed, resulting in some lumpiness around the timing of larger contracts.

“Given normal seasonality, we do expect an uptick in activity in our European business following the holiday slowdown in Q3. We expect to close out the year on a strong note as we make progress advancing our channel sales efforts particularly in Europe and the Middle East, where our sales efforts are refocused solely on BIO-key branded solutions.

CyberDefense Initiative Update

“Given expectations for increased defense spending globally, particularly in Europe and the Middle East, last quarter we launched our CyberDefense Initiative to better position BIO-key for this opportunity. The initiative leverages our growing base of highly respected military, security and defense customers across the globe. We are making select additions to our cybersecurity sales and support team to provide added resources and expertise to engage with prime contractors and end customers in this market.

“This effort is off to a strong start. In addition to building out our network of partners and prime contractors in these regions, last week we secured a significant biometric authentication deployment with a major new customer, a Middle East defense-sector security organization. Importantly, for this and other customers in the military and defense space, BIO-key is uniquely able to support their critical infrastructure and access to sensitive environments with advanced biometric and multi-factor authentication technologies–– without mobile devices or hardware tokens.

“This new engagement is one of BIO-key’s largest security-sector deployments in the region, building on our growing footprint in high-assurance government and defense environments. The deployment is the result of our new strategic partnership with Cloud Distribution, a leading Saudi-based value-added distributor. Cloud has a strong network and customer base in the region and importantly, they also bring strong local delivery capabilities for project implementation.

“To continue our leadership in providing highly secure solutions, during the third quarter we introduced our new FBI FAP 20 certified EcoID III fingerprint scanner. EcoID III pairs encrypted device-to-host communications with liveness detection for a fast, more secure way to authenticate and is designed to meet the needs of the most challenging government and enterprise IT departments. We have already delivered initial EcoID III orders to military, defense and intelligence agency customers. We expect enterprises, particularly in government-related and highly regulated industries, to gravitate toward our EcoID III readers with complementary solutions, including our PortalGuard IDaaS platform, which supports 17 strong authentication factors, and our Passkey:YOU solution, which eliminates the need for passwords, tokens and phones within a zero trust environment.

“Considering the new defense sector contract and other opportunities we see defense, finance, government and higher education, we are excited about the outlook for growth into next year. We expect a strong close to 2025, with full year revenue in the range of $6.5-$7M, and solid growth from there in 2026. As was the case this quarter, our results will fluctuate on a quarterly and year-over-year basis, driven by the timing of larger orders and customer renewals. At the same time, we continue to pursue cost reduction opportunities to lower our breakeven level and support our goal of positive cash flow and profitability.”

Financial Results

Q3’25 revenues decreased to $1,548,706 from $2,144,804 in Q3’24, driven by large orders from two long-time customers in Q3’24. Revenue from these two customers was approximately $665,000 higher in the year ago period than in Q3’25, which represented the bulk of the year-over-year revenue variance.

Due primarily to the impact of these large orders in Q3’24, license fee revenue declined by $523,060 to $917,951 in Q3’25 from $1,441,011 in Q3’24. Likewise, hardware sales decreased 17% to $363,642 in Q3’25 from $436,222 in Q3’24. Also impacting the current year period were several new customer deployments of fully reserved inventory.

Services revenues increased slightly to $268,113 in Q3’25 vs. $267,371 in Q3’24, as growth in recurring service revenue, more than offset a decline in non-recurring custom service revenue, related to the large customer upgrade in Q3’24.

Q3’25 gross margin remained strong at 77% vs. 78% in Q3’24.

Ongoing cost reduction efforts across the business resulted in a 7.8% decrease in total operating expenses to $2,083,908 in Q3’25 from $2,260,099 in Q3’24. SG&A was down $207,637, or 13%, while Research, Development, and Engineering (RD&E) expenses increased 4.6%, or $31,446. We continue to invest in RD&E for next generation products, such as the launch of EcoID III in Q3’25.

Reflecting lower revenues which were offset in part by lower operating costs, BIO-key’s Q3’25 net loss was ($964,849), or ($0.15) per share, compared to ($738,959), or ($0.39) per share, in Q3’24. For the 9M’25 period, net loss improved to ($2,868,790), or (0$.50) per share, compared to ($2,916,195), or ($1.69) per share, in 9M’24.

Per share results are based on weighted average basic shares outstanding of 6,587,534 in Q3’25; 1,889,694 in Q3’24; 5,754,077 in 9M’25; and 1,726,716 in 9M’24.

Balance Sheet

At September 30, 2025, BIO-key’s total current assets were $3.7M, including $2.0M of cash and cash equivalents, $1.0M of accounts receivable and $0.4M of inventory. This compares to total current assets of $1.9M, including $0.4M of cash and cash equivalents, $0.7M of accounts receivable and $0.4M of inventory at December 31, 2024.

BIO-key’s quarter end balance sheet reflects gross proceeds of $1M from the September 30, 2025 issuance of a 9% senior secured promissory note that is due 18 months from the date of issuance. Starting six months after issuance, the lender has the right to redeem up to $135,000 of the note’s principal amount each month.

Subsequent Financing Events

●

On October 27, 2025, BIO-key raised $3.1M in gross proceeds, before fees and related expenses, from a warrant exercise agreement with an existing institutional investor. Pursuant to the agreement, the investor purchased a total of 3,091,668 shares of BIO-key common stock at $1.02 per share. Cash proceeds and shares issued in the transaction are not reflected in the Company’s Q3’25 financial statements.

●

Following the warrant exercise, BIO-key prepaid approximately $450,000 due under the September 30, 2025 promissory note. The company also satisfied the remaining principal of $327,991, on a 2024 note from the same lender, in exchange for 429,027 shares. Following these transactions, the total principal amount from notes currently outstanding is $675,000.

Call Details

Date / Time:	Today, November 14th at 10 a.m. ET
Call Dial In #:	1-877-418-5460 U.S. or 1-412-717-9594 Int’l
LiveWebcast/Replay:	Webcast & Replay Link – Available for 3 months.
AudioReplay:	1-877-344-7529 U.S. or 1-412-317-0088 Int’l; code 4842604

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its cloud-hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to migrate Swivel Secure customers to BIO-key and Portal Guard offerings; our ability to execute definitive agreements with Fiber Food Systems and/or its customers to utilize our access management solutions; our ability to integrate our solutions into any of Fiber Food System’s offerings; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; the impact of tariffs and other trade barriers which may make it more costly for us to import inventory from China and Hong Kong and certain product components from South Korea; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of the restatement of our financial statements, including any consequences of non-compliance with Securities and Exchange Commission and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to continue to maintain effective internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
X – Corporate:	@BIOkeyIntl
X – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$2,039,853	$437,604
Accounts receivable, net	959,503	718,229
Due from factor	-	74,170
Inventory	394,176	378,307
Prepaid expenses and other	352,375	278,648
Total current assets	3,745,907	1,886,958
Equipment and leasehold improvements, net	82,557	140,198
Capitalized contract costs, net	335,877	409,426
Deposits and other assets	7,976	7,976
Operating lease right-of-use assets	54,433	73,372
Investments	5,000,000	5,000,000
Intangible assets, net	886,563	1,097,630
Total non-current assets	6,367,406	6,728,602
TOTAL ASSETS	$10,113,313	$8,615,560

LIABILITIES
Accounts payable	$655,647	$818,187
Accrued liabilities	1,214,377	1,278,732
Note payable, current	319,834	1,525,977
Government loan – BBVA Bank, current portion	88,115	132,731
Deferred revenue, current	659,627	773,267
Operating lease liabilities, current portion	26,522	24,642
Total current liabilities	2,964,122	4,553,536
Deferred revenue, long term	75,146	196,237
Note payable, long term	1,000,000	-
Government loan – BBVA Bank – net of current portion	-	44,762
Operating lease liabilities, net of current portion	28,967	48,994
Total non-current liabilities	1,104,113	289,993
TOTAL LIABILITIES	4,068,235	4,843,529

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Common stock — authorized, 170,000,000 shares; issued and outstanding; 7,313,423 and 3,715,483 of $.0001 par value at September 30, 2025 and December 31, 2024, respectively	731	372
Additional paid-in capital	138,180,051	133,030,271
Accumulated other comprehensive income	40,988	49,290
Accumulated deficit	(132,176,692)	(129,307,902)
TOTAL STOCKHOLDERS’ EQUITY	6,045,078	3,772,031
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,113,313	$8,615,560

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues
Services	$268,113	$267,371	$862,707	$764,062
License fees	917,951	1,441,011	2,822,796	4,165,669
Hardware	363,642	436,422	1,168,269	537,562
Total revenues	1,549,706	2,144,804	4,853,772	5,467,293
Costs and other expenses
Cost of services	80,702	110,723	297,147	322,957
Cost of license fees	74,077	146,732	233,450	443,384
Cost of hardware	434,834	207,655	1,080,109	260,684
Cost of hardware - reserve	(231,625)	-	(509,040)	-
Total costs and other expenses	357,988	465,110	1,101,666	1,027,025
Gross profit	1,191,718	1,679,694	3,752,106	4,440,268

Operating expenses
Selling, general and administrative	1,400,288	1,607,925	4,453,362	5,332,764
Research, development and engineering	683,620	652,174	1,915,422	1,850,929
Total operating expenses	2,083,908	2,260,099	6,368,784	7,183,693
Operating loss	(892,190)	(580,405)	(2,616,678)	(2,743,425)
Other income (expense)
Interest income	515	2	2,610	53
Loan fee amortization	(60,000)	(60,000)	(180,000)	(64,000)
Interest expense	(13,174)	(98,556)	(74,722)	(108,823)
Total other income (expense), net	(72,659)	(158,554)	(252,112)	(172,770)

Loss before provision for income tax	(964,849)	(738,959)	(2,868,790)	(2,916,195)

Provision for income taxes	-	-	-	-

Net loss	$(964,849)	$(738,959)	$(2,868,790)	$(2,916,195)

Comprehensive loss:
Net loss	$(964,849)	$(738,959)	$(2,868,790)	$(2,916,195)
Other comprehensive income (loss) – foreign currency translation adjustment	(73,910)	89,933	(8,302)	51,878
Comprehensive loss	$(1,038,759)	$(649,026)	$(2,877,092)	$(2,864,317)

Basic and diluted loss per common share	$(0.15)	$(0.39)	$(0.50)	$(1.69)

Weighted average common shares outstanding:
Basic and diluted	6,587,534	1,889,694	5,754,077	1,726,716

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2025	2024

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(2,868,790)	$(2,916,195)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	65,014	69,115
Amortization of intangible assets	211,067	233,269
Amortization of capitalized contract costs	134,214	128,953
Amortization of note payable	180,000	64,000
Interest payable on note	72,855	-
Reserve for inventory	-	(98,875)
Operating leases right-of-use assets	18,939	(58,950)
Share and warrant-based compensation for employees and consultants	105,985	162,614
Stock based directors’ fees	20,004	9,003
Bad debts	15,000	-
Change in assets and liabilities:
Accounts receivable	8,725	(398,753)
Allowance for credit losses	(250,000)	-
Due from factor	74,170	50,302
Capitalized contract costs	(60,665)	(329,743)
Inventory	(15,869)	(7,975)
Resalable software license rights	-	58,796
Prepaid expenses and other	(73,727)	(18,695)
Accounts payable	(162,009)	248,640
Accrued liabilities	(64,355)	(51,433)
Deferred revenue	(234,731)	517,246
Operating lease liabilities	(13,915)	(60,827)
Net cash used in operating activities	(2,838,088)	(2,399,508)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(7,373)	(23,047)
Net cash used in investing activities	(7,373)	(23,047)
CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds for exercise of warrants	3,813,057	2,000,000
Offering costs	(248,783)	(147,862)
Proceeds from note payable	1,000,000	1,908,099
Receipt of cash from employee stock purchase plan	876	1,939
Repayment of government loan	(109,137)	(101,762)
Net cash provided by financing activities	4,456,013	3,660,414

Effect of exchange rate changes	(8,303)	51,878

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,602,249	1,289,737
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	437,604	511,400
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,039,853	$1,801,137